Amendment to Letter Agreement

This Amendment to Agreement ("Amendment"), made, delivered, and effective as of March 30, 2001, by and between Decorator Industries, Inc., a Pennsylvania corporation ("Company") and COMERICA BANK ("Bank").

WHEREAS, Company and Bank are parties to that certain Letter Agreement dated April 19, 2000 ("Agreement"); and

WHEREAS, Bank and Company desire to amend the Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Amendment, Company and Bank agree as follows:

Section 4(g) is hereby amended to read in its entirety as follows:

         "4(g) Maintain, at all times, an Interest Coverage Ratio of EBIT to Company's total Interest Expenses of not less than 1.20 to 1.0 commencing June 30, 2001 and each quarter thereafter.

         For purposes of this Agreement, the above Ratio shall be calculated quarterly as of the end of each fiscal quarter of Company commencing June 30, 2001, and shall be calculated based upon and for the fiscal quarter of Company then ending.

         "EBIT" shall mean earnings (or loss) from operations of the Company for such period, after eliminating therefrom all extraordinary non-recurring items of income (including gain on the sale of assets and earnings from the sale of discontinued business lines) and after all expenses and proper charges but, before payment or provision for payment of interest, and taxes, all determined in accordance with GAAP, for the Company for period being measured."

Section 4(h) is hereby amended to read in its entirety as follows:

         "4(h) Maintain, at all times, a Ratio of Total Liabilities to Book Equity of not more than 1.1 to 1.0 commencing March 31, 2001 and each quarter thereafter."

         "Total Liabilities" shall mean the total of all liabilities of Company.

         "Book Equity" shall mean the net book equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of Company prepared in accordance with GAAP."

Section 4(i) is hereby deleted.

Section 5(l) is hereby added and reads as follows:

         "Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock or make any commitment to do, for an amount in excess of $1,000,000.00."

The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default.

All the terms used in this Amendment which are defined in the Agreement shall have the same meaning as used in the Agreement, unless otherwise defined in this Amendment.

                                    1                             Exhibit 10Y.1
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

Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's organizational agreements or bylaws, if any, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Section 3 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the agreement, has occurred and is continuing as of the date hereof.

This Amendment is not an agreement to any further or other amendment of the Agreement. Company expressly acknowledges and agrees that except as expressly amended in this Amendment, the Agreement, as amended, remains in full force and effect and is ratified, confirmed and restated.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date set forth above.

COMPANY:

                                   Name of Borrower: Decorator Industries, Inc.


                                    By:   /s/  Michael S. Baxley
                                          --------------------------------


                                        Signature of

                                   Its:   Executive Vice President
                                          --------------------------------
                                          Title (If Applicable)



                                         COMERICA BANK

                                   By:    /s/  Tim Griffin
                                          --------------------------------
                                          Signature of

                                   Its:   Vice President
                                          --------------------------------
                                          Title

                                    2                             Exhibit 10Y.1
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